EXHIBIT 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, I, Jeffrey Barber, Chief Executive Officer of the Company, certify that:

1. the accompanying Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2003 (the “Form 10-QSB”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffrey J. Barber
Jeffrey J. Barber
Chief Executive Officer

Date: November 14, 2003